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Exhibit 99.1

MEDIA RELEASE

ALDERWOODS GROUP DELAYS FILING 2004 10-K
Files for 15-Day Extension, Delays Earnings Release and Conference Call
and Provides Update on Sarbanes-Oxley Internal Controls Testing

CINCINNATI, OH — March 15, 2005 — Alderwoods Group, Inc. (NASDAQ:AWGI) today announced that it will file a notification of late filing, which will provide Alderwoods with a fifteen-day extension of the March 17, 2005, filing deadline for its Annual Report on Form 10-K for the fiscal year ended January 1, 2005, which would give the Company until April 1, 2005, to file its Form 10-K.

The Company experienced delays in the implementation of a new tax accounting system used in generating the required accounting and disclosures for 2004 which delayed the completion of the work of the independent auditor. The Company is also reviewing its 2004 adoption of FIN 46R requiring the consolidation of funeral and cemetery trusts to ensure appropriate accounting and disclosure of the underlying investments.

Update on Section 404 of the Sarbanes-Oxley Act (SOX 404)

The Company is in the process of completing its evaluation of the effectiveness of its internal controls over financial reporting in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, which requires management's assessment of the effectiveness of the Company's internal controls over financial reporting as of the end of its most recent fiscal year. As permitted by the SEC's exemptive order dated November 30, 2004 (Release No. 50754), the Company expects to complete its evaluation of the effectiveness of its internal controls over financial reporting on or before May 2, 2005, and will include the results of such evaluation in an amendment to its Annual Report on Form 10-K, which amendment will be filed with the SEC.

Based on the preliminary results to date, management has identified a material weakness in internal controls over financial reporting as of January 1, 2005. The material weakness identified relates to limitations in the capacity of the Company's accounting and tax resources to identify and react in a timely manner to new accounting pronouncements and non-routine and complex business transactions. In 2004, turnover and a shortage of experienced personnel in the Company's accounting and corporate tax functions resulted in untimely identification and resolution of (i) accounting matters related to the adoption of FIN 46R; (ii) the accounting for the Company's debt refinancing, and (iii) issues in implementing the Company's new tax accounting system. All of these resulted in adjustments to the financial statements before issuance.

As a result of this material weakness, management will not be able to conclude that the Company's internal controls over financial reporting are effective as of January 1, 2005, and the Company expects that its independent auditors will issue an adverse opinion with respect to internal controls over financial reporting.

The Company is making the following changes to remediate this material weakness:

  •
  Increasing the internal accounting staff resources and capabilities, and supplementing the Company's staff with outside consultants on highly technical and complex issues;

  •
  Implementing a new pre-need trust accounting software system to simplify transaction accounting, as well as to accelerate transaction accounting and analytical capabilities;

  •
  Implementing a new tax consolidation process to improve the detail and accuracy within the tax function;

  •
  Reducing the number of taxable entities by reorganizing and merging certain legal entities to simplify tax reporting requirements; and

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  Further simplifying trust processing and reporting requirements by reducing the number of third party trust companies utilized.

Management is fully committed to devoting significant resources to effectively remediate this weakness in the Company's internal controls and procedures.

These preliminary findings have been presented to the Company's Audit Committee. As the Company has not completed the evaluation of all its deficiencies, it is possible that additional deficiencies could be determined to be individually or in the aggregate a material weakness.

Earnings Release and Conference Call

Alderwoods Group will announce the new date for its fourth quarter and year end earnings release and conference call on or before April 1, 2005.

Forward Looking Statements

Certain statements contained in this press release, including, but not limited to, information regarding the status and progress of the Company's operating activities, the plans and objectives of the Company's management, assumptions regarding the Company's future performance and plans, and any financial guidance provided, as well as certain information in other filings with the SEC and elsewhere are forward-looking statements within the meaning of Section 27A(i) of the Securities Act of 1933 and Section 21E(i) of the Securities Exchange Act of 1934. The words "believe," "may," "will," "estimate," "continues," "anticipate," "intend," "expect" and similar expressions identify these forward-looking statements. These forward-looking statements are made subject to certain risks and uncertainties that could cause actual results to differ materially from those stated, including the following: uncertainties associated with future revenue and revenue growth; variances in the use of cremation; and various other uncertainties associated with the funeral service industry and the Company's operations in particular, which are referred to in the Company's periodic reports filed with the SEC. The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:	Kenneth A. Sloan	Chaya Cooperberg
	Executive Vice President,	Director,
	Chief Financial Officer	Investor Relations and Communications
	Alderwoods Group, Inc.	Alderwoods Group, Inc.
	Tel: 416.498.2455	Tel: 416.498.2802
	Fax: 416.498.2449	Fax: 416.498.2449
	Email: ken.sloan@alderwoods.com	chaya.cooperberg@alderwoods.com

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ALDERWOODS GROUP DELAYS FILING 2004 10-K Files for 15-Day Extension, Delays Earnings Release and Conference Call and Provides Update on Sarbanes-Oxley Internal Controls Testing